EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(k)1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: December 24, 2009

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:	/s/ Mark Goldstein
Name: Mark Goldstein
Title: Senior Vice President

FIRST EAGLE VALUE IN BIOTECHNOLOGY MASTER FUND LTD.

By:	FIRST EAGLE INVESTMENT MANAGEMENT, LLC,
Its Investment Manager

By:	/s/ Mark Goldstein
Name: Mark Goldstein
Title: Senior Vice President